Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FIRST QUARTER FISCAL 2027

Revenue was $776.6 Million, Up 48% Year-over-Year

Operating Income was $25.6 Million

Net Loss from Continuing Operations Attributable to Shareholders was $28.8 Million, or $0.10 Diluted Net Loss Per Share

Adjusted Net Income from Continuing Operations Attributable to Shareholders was $18.9 Million, or $0.06 Adjusted Diluted Net Income Per Share

Adjusted OIBDA was $79.3 Million

Net Cash Flows Provided by Operating Activities were $54 Million in the Quarter; Adjusted Free Cash Flow was $128.9 Million

SANTA MONICA, CA, and VANCOUVER, BC, August 6, 2026 – Lionsgate Studios Corp. (NYSE: LION) today reported first quarter results for the quarter ended June 30, 2026.

The Company reported first quarter revenue of $776.6 million, operating income of $25.6 million and net loss from continuing operations attributable to shareholders of $28.8 million, or $0.10 diluted net loss per share on 292 million diluted weighted average common shares outstanding. Adjusted net income from continuing operations attributable to shareholders in the quarter was $18.9 million or $0.06 adjusted diluted net income per share on 302 million diluted weighted average common shares outstanding. Adjusted OIBDA was $79.3 million in the quarter.

“I’m pleased to report another quarter of strong financial results and growing momentum across our business,” said Lionsgate CEO Jon Feltheimer. “As we continue to execute our franchise strategy across a deep portfolio of branded intellectual properties, generate increased visibility and stability from our film and television library, and benefit from continued improvement in our operating environment, we are positioned to deliver strong growth in fiscal 2027 and beyond.”

Trailing 12-month library revenue was $987 million. Filmed entertainment backlog (contractual future revenue not yet recognized) increased 21% year-over-year to $1.5 billion. Driven by strong free cash flow, leverage improved by nearly two turns from the March quarter to 4.3x trailing 12-month adjusted OIBDA.

First Quarter Segment Results

Motion Picture segment revenue of $587.3 million more than doubled from the prior year quarter and segment profit was $105 million, a record for the first quarter. The results were driven by the success of recent theatrical releases, including the billion-dollar worldwide box office performance of Michael, the highest-grossing biopic of all time, and the strong ancillary performance of The Housemaid.

Television Production segment revenue of $189.3 million and segment profit of $10.2 million declined from the prior year quarter due to the timing of episodic deliveries. The Company continues to anticipate doubling scripted deliveries in fiscal 2027 relative to fiscal 2026.

Lionsgate senior management will hold its analyst and investor conference call to discuss fiscal 2027 first quarter results today, August 6, at 5:00 PM ET/2:00 PM PT. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate Investor Relations website. Alternatively, interested parties can join the webcast directly via the following link. A full replay will become available this evening by clicking the same link.

About Lionsgate
Lionsgate (NYSE: LION) is one of the world’s leading standalone, pure play content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a premier talent management and production powerhouse at 3 Arts Entertainment and a more than 20,000-title film and television library, all driven by Lionsgate’s bold and entrepreneurial culture.

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For further information, investors should contact:
Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

Laurel Pecchia
310-255-5114
lpecchia@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facility and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; weakness in the global economy and financial markets, including a recession, bank failures and general economic uncertainty; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; the volatility of currency exchange rates; our ability to manage growth; the effects of competition on our future business; the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate or will operate in the future; international, national or local economic, social or political conditions that could adversely affect our business; the effectiveness of our internal controls and our corporate policies and procedures; changes in personnel and availability of qualified personnel; the volatility of the market price and liquidity of our common shares; and the other risk factors set forth in Lionsgate’s public filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Websites
The information in this press release should be read in conjunction with the financial statements and footnotes contained in Lionsgate’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, which will be posted on Lionsgate’s website at http://investors.lionsgate.com/. Trending schedules containing certain financial information will also be available.

LIONSGATE STUDIOS CORP.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in millions)

	June 30, 2026	March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$425.8	$341.5
Accounts receivable, net	665.9	784.8
Other current assets	366.6	362.4
Total current assets	1,458.3	1,488.7
Investment in films and television programs, net	2,162.9	2,128.4
Property and equipment, net	34.5	34.9
Investments	40.1	41.1
Intangible assets, net	24.7	25.8
Goodwill	846.8	846.8
Other noncurrent assets	765.7	761.4
Total assets	$5,333.0	$5,327.1
LIABILITIES
Current liabilities:
Accounts payable	$169.6	$213.4
Content related payables - current	22.5	38.0
Accrued expenses and other current liabilities	351.0	354.0
Participations and residuals - current	626.9	615.6
Film related obligations - current	1,622.1	1,293.4
Debt - current	162.1	162.1
Deferred revenue - current	366.5	370.4
Total current liabilities	3,320.7	3,046.9
Debt - noncurrent	1,740.1	1,778.1
Participations and residuals - noncurrent	515.9	485.2
Film related obligations - noncurrent	414.4	656.5
Other noncurrent liabilities	295.5	308.1
Deferred revenue - noncurrent	90.1	87.6
Deferred tax liabilities	14.4	14.1
Total liabilities	6,391.1	6,376.5

Redeemable noncontrolling interest	112.0	114.1

EQUITY (DEFICIT)
Common shares, no par value, unlimited shares authorized, 293.0 shares issued (March 31, 2026 - 290.4)	2,530.9	2,496.6
Accumulated deficit	(3,762.1)	(3,732.9)
Accumulated other comprehensive income	31.0	43.4
Total Lionsgate Studios Corp. shareholders’ equity (deficit)	(1,200.2)	(1,192.9)
Noncontrolling interests	30.1	29.4
Total equity (deficit)	(1,170.1)	(1,163.5)
Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,333.0	$5,327.1

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in millions, except per share amounts)

	Three Months Ended
	June 30,
	2026	2025
Revenues	$776.6	$525.9
Expenses:
Direct operating	497.0	339.0
Distribution and marketing	121.8	118.1
General and administration	124.9	70.2
Depreciation and amortization	4.4	4.4
Restructuring and other	2.9	4.8
Total expenses	751.0	536.5
Operating income (loss)	25.6	(10.6)
Other income (expenses):
Interest expense	(56.9)	(68.7)
Interest and other income	4.8	4.4
Other gain (loss), net	3.7	(17.0)
Loss on extinguishment of debt	—	(1.0)
Gain on investments, net	1.3	8.8
Equity interests loss	—	(1.2)
Loss from continuing operations before income taxes	(21.5)	(85.3)
Income tax provision	(7.8)	(6.4)
Net loss from continuing operations, net of income taxes	(29.3)	(91.7)
Net loss from discontinued operations, net of income taxes	—	(14.9)
Net loss	(29.3)	(106.6)
Net (income) loss attributable to noncontrolling interests	0.5	(2.3)
Net loss attributable to Lionsgate Studios Corp. shareholders	$(28.8)	$(108.9)

Amounts attributable to Lionsgate Studios Corp. shareholders:
Net loss from continuing operations	$(28.8)	$(94.0)
Net loss from discontinued operations, net of income taxes	—	(14.9)
Net loss attributable to Lionsgate Studios Corp. shareholders	$(28.8)	$(108.9)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net loss per common share - continuing operations	$(0.10)	$(0.35)
Basic net loss per common share - discontinued operations	—	(0.05)
Basic net loss per common share	$(0.10)	$(0.40)

Diluted net loss per common share - continuing operations	$(0.10)	$(0.35)
Diluted net loss per common share - discontinued operations	—	(0.05)
Diluted net loss per common share	$(0.10)	$(0.40)

Weighted average number of common shares outstanding:
Basic	291.6	272.3
Diluted	291.6	272.3

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in millions)

	Three Months Ended
	June 30,
	2026	2025
Operating Activities:
Net loss	$(29.3)	$(106.6)
Less: Net loss from discontinued operations, net of tax	—	(14.9)
Net loss from continuing operations, net of tax	(29.3)	(91.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4.4	4.4
Amortization of films and television programs	264.9	224.4
Amortization of debt financing costs and other non-cash interest (benefit)	(0.3)	3.6
Non-cash share-based compensation	41.1	1.7
Other non-cash items	6.4	25.3
Loss on extinguishment of debt	—	1.0
Equity interests loss	—	1.2
Gain on investments, net	(1.3)	(8.8)
Deferred income taxes	0.3	0.1
Changes in operating assets and liabilities:
Accounts receivable, net	131.1	7.4
Investment in films and television programs, net	(300.6)	(250.2)
Other assets	(29.4)	13.3
Accounts payable and accrued liabilities	(58.8)	(20.2)
Participations and residuals	42.9	(26.0)
Content related payables	(15.9)	(9.8)
Deferred revenue	(1.4)	15.2
Net Cash Flows Provided By (Used In) Operating Activities - Continuing Operations	54.1	(109.1)
Net Cash Flows Provided By Operating Activities - Discontinued Operations	—	78.1
Net Cash Flows Provided By (Used In) Operating Activities	54.1	(31.0)
Investing Activities:
Acquisitions of businesses, net of cash acquired	—	(29.4)
Proceeds from the sale of equity method and other investments	—	34.0
Investments in equity method investees and other, net	—	(1.5)
Repayment of loans receivable, net	0.1	—
Capital expenditures	(2.9)	(3.5)
Net Cash Flows Used In Investing Activities - Continuing Operations	(2.8)	(0.4)
Net Cash Flows Used In Investing Activities - Discontinued Operations	—	(1.5)
Net Cash Flows Used in Investing Activities	(2.8)	(1.9)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	294.3	696.4
Debt - repurchases and repayments	(335.5)	(1,007.9)
Film related obligations - borrowings	475.4	551.1
Film related obligations - repayments	(392.6)	(479.8)
Cash settlement in connection with Starz Separation refinancing	—	262.8
Sale of noncontrolling interest in Legacy Lionsgate Studios Corp.	—	(3.5)
Distributions to noncontrolling interest	(1.4)	(0.8)
Exercise of stock options	5.6	—
Tax withholding required on equity awards	(15.9)	(0.3)
Net Cash Flows Provided By Financing Activities - Continuing Operations	29.9	18.0
Net Cash Flows Used In Financing Activities - Discontinued Operations	—	(22.3)
Net Cash Flows Provided By (Used In) Financing Activities	29.9	(4.3)
Net Change In Cash, Cash Equivalents and Restricted Cash	81.2	(37.2)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(1.6)	3.2
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	419.8	291.6
Cash, Cash Equivalents and Restricted Cash - End Of Period	$499.4	$257.6

LIONSGATE STUDIOS CORP.
SEGMENT INFORMATION
(Unaudited, amounts in millions)
The Company has two reportable business segments: (1) Motion Picture and (2) Television Production.

(1) Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
(2) Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz, and the ancillary market distribution of Starz original productions and licensed product (prior to the Starz Separation, licensing to the former Media Networks segment). Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

In the ordinary course of business, the Company’s reportable segments enter into transactions with one another. Prior to the Starz Separation, the most significant intersegment transactions were licenses of motion pictures and television programming, including Starz original productions, from the Motion Picture and Television Production segments to the former Media Networks segment. These transactions were included in segment results but eliminated in consolidation. Following the Starz Separation, licensing transactions between the Company and Starz are no longer eliminated in consolidation and are reflected in consolidated results from continuing operations.

Segment information for the three months ended June 30, 2026 and 2025 is presented in the tables below:

	Three Months Ended
	June 30,
	2026	2025
Segment revenues
Studio Business:
Motion Picture	$587.3	$267.3
Television Production	189.3	288.5
Total Studio Business	776.6	555.8
Intersegment eliminations	—	(29.9)
	$776.6	$525.9
Segment profit
Studio Business:
Motion Picture	$105.0	$2.4
Television Production	10.2	26.0
Total Studio Business	115.2	28.4
Corporate general and administrative expenses(1)	(35.9)	(32.1)
Adjusted OIBDA(1)	$79.3	$(3.7)
___________________
(1)See “Use of Non-GAAP Financial Measures” for the definition of segment profit and Adjusted OIBDA and the reconciliation to the most directly comparable U.S. GAAP financial measure.

The CODM uses segment profit to evaluate the current operating performance of each segment, support future operating plans and forecasts and to allocate resources. Segment profit is defined as segment revenues, less segment direct operating, segment distribution and marketing and segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expenses, restructuring and other costs, share-based compensation, certain content charges as a result of changes in management and/or content strategy, unallocated rent cost and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the method used by the Company’s CODM.

Total segment profit, when presented outside of the segment information is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The Company uses this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of its business.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA AND TOTAL STUDIO BUSINESS SEGMENT PROFIT
(Unaudited, amounts in millions)
The following table reconciles the U.S GAAP measure, Operating income (loss), to the non-GAAP measures, Adjusted OIBDA and Total segment profit:

	Three Months Ended
	June 30,
	2026	2025
Operating income (loss)	$25.6	$(10.6)
Adjusted depreciation and amortization(1)	3.4	3.5
Restructuring and other(2)	2.9	4.8
Unallocated rent cost included in direct operating expense(3)	5.1	5.4
Adjusted share-based compensation expense(4)	40.3	2.8
Purchase accounting and related adjustments(5)	2.0	3.2
Intersegment eliminations(6)	—	(12.8)
Adjusted OIBDA	$79.3	$(3.7)
Corporate general and administrative expenses	35.9	32.1
Total segment profit	$115.2	$28.4
___________________
(1)Adjusted depreciation and amortization represent depreciation and amortization as presented on the unaudited condensed consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended
	June 30,
	2026	2025
Depreciation and amortization	$4.4	$4.4
Less: Amount included in purchase accounting and related adjustments	(1.0)	(0.9)
Adjusted depreciation and amortization	$3.4	$3.5

(2)Restructuring and other includes restructuring and severance costs and certain transaction and other costs, when applicable.

	Three Months Ended
	June 30,
	2026	2025
Restructuring and other:
Severance(a)	$2.3	$1.7
Transaction and other costs(b)	0.6	3.1
Total restructuring and other	$2.9	$4.8
___________________
(a)Severance costs were primarily related to workforce reduction actions undertaken in connection with restructuring activities, as well as other cost-reduction initiatives.
(b)Transaction and other costs primarily relate to transaction, integration and legal costs incurred in connection with certain strategic transactions and restructuring activities, as well as costs associated with certain legal matters. For the three months ended June 30, 2025, transaction costs associated with the Starz Separation are excluded, as such amounts are classified within discontinued operations.

(3)Amounts represent rent cost for production facilities that were unutilized due to lower demand following the industry strikes and, as such, were not allocated to the Company’s segments.
(4)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended
	June 30,
	2026	2025
Share-based compensation expense	$41.1	$1.7
Less: Amount included in restructuring and other(a)	(0.8)	1.1
Adjusted share-based compensation	$40.3	$2.8
___________________
(a)Amounts represent share-based compensation (expense) benefit recorded within restructuring and other expenses, attributable to the accelerated vesting of equity awards pursuant to certain severance arrangements.

(5)Purchase accounting and related adjustments primarily consist of the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The table below presents the amounts included in each financial statement line item for the three months ended June 30, 2026 and 2025:

	Three Months Ended
	June 30,
	2026	2025
Purchase accounting and related adjustments:
General and administrative expense(a)	$1.0	$2.3
Depreciation and amortization	1.0	0.9
Total purchase accounting and related adjustments	$2.0	$3.2
___________________
(a)Amounts represent compensation expense associated with the noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment. Due to the link to continued employment performance, these amounts are classified as general and administrative expense instead of noncontrolling interest in the consolidated statements of operations.

(6)Amounts relate to the licensing of products from the Motion Picture and Television Production segments to the former Media Networks segment prior to the Starz Separation. Following the Starz Separation, licensing transactions between the Company and Starz are no longer eliminated in consolidation and are reflected in consolidated results from continuing operations.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO LIONSGATE STUDIOS CORP. SHAREHOLDERS AND BASIC AND DILUTED EPS FROM CONTINUING OPERATIONS TO ADJUSTED BASIC AND DILUTED EPS FROM CONTINUING OPERATIONS
(Unaudited, amounts in millions, except per share amounts)

	Three Months Ended
	June 30,
	2026	2025
Reported Net Loss From Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders	$(28.8)	$(94.0)
Adjusted share-based compensation expense	40.3	2.8
Restructuring and other	2.9	4.8
Unallocated rent cost included in direct operating expense	5.1	5.4
Purchase accounting and related adjustments	2.0	3.2
Loss on extinguishment of debt	—	1.0
Gain on investments, net	(1.3)	(8.8)
Noncontrolling interest impact of above items(1)	(1.3)	(2.5)
Adjusted Net Income (Loss) From Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders	$18.9	$(88.1)

Reported Basic EPS - Continuing Operations	$(0.10)	$(0.35)
Impact of adjustments on basic earnings per share	0.16	0.03
Adjusted Basic EPS - Continuing Operations	$0.06	$(0.32)

Reported Diluted EPS - Continuing Operations	$(0.10)	$(0.35)
Impact of adjustments on diluted earnings per share	0.16	0.03
Adjusted Diluted EPS - Continuing Operations	$0.06	$(0.32)

Adjusted weighted average number of common shares outstanding:
Basic	291.6	272.3
Diluted	302.0	272.3
___________________
(1)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly-owned.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
TO ADJUSTED FREE CASH FLOW
(Unaudited, amounts in millions)

	Three Months Ended
	June 30,
	2026	2025
Net Cash Flows Provided By (Used In) Operating Activities - Continuing Operations	$54.1	$(109.1)
Capital expenditures	(2.9)	(3.5)
Net borrowings and (repayment) of production and related loans(1):
Production loans	78.7	(3.1)
Production tax credit facility	(1.0)	3.8
Adjusted Free Cash Flow	$128.9	$(111.9)
___________________
(1)See “Reconciliation of Non-GAAP Adjustments for Net Borrowings and Repayment of Production and Related Loans” for reconciliation to the most directly comparable U.S. GAAP financial measure.

LIONSGATE STUDIOS CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS AND REPAYMENT OF PRODUCTION AND RELATED LOANS
(Unaudited, amounts in millions)
The following tables reconcile the non-GAAP adjustments for net borrowings and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended June 30, 2026
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per U.S. GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
Film related obligations at beginning of period (current and noncurrent)				$1,949.9

Cash flows provided by (used in) financing activities - continuing operations
Borrowings	$328.8	$18.9	$127.7	475.4
Repayments	(250.1)	(19.9)	(122.6)	(392.6)
	$78.7	$(1.0)	$5.1
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities - continuing operations				3.8
Film related obligations at end of period (current and noncurrent)				$2,036.5

	Three Months Ended June 30, 2025
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per U.S. GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
Film related obligations at beginning of period (current and noncurrent)				$1,983.1

Cash flows provided by (used in) financing activities - continuing operations:
Borrowings	$396.7	$10.7	$143.7	551.1
Repayments	(399.8)	(6.9)	(73.1)	(479.8)
	$(3.1)	$3.8	$70.6
Cash flows provided by (used in) operating activities - continuing operations:
Included in cash flows provided by (used in) operating activities - continuing operations				5.9
Film related obligations at end of period (current and noncurrent)				$2,060.3

LIONSGATE STUDIOS CORP.
USE OF NON-GAAP FINANCIAL MEASURES
This earnings release presents the following important financial measures utilized by the Company that are not all financial measures defined by U.S. GAAP. The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted share-based compensation (“adjusted SBC”), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain content charges, unallocated rent costs, intersegment profit eliminations, and unusual gains or losses, when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.
•Restructuring and other includes restructuring and severance costs and certain transaction and other costs, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Content charges include certain charges as a result of changes in content strategy, which are included in direct operating expenses, when applicable.
•Unallocated rent costs represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
•Intersegment profit eliminations relate to the licensing of products from the Company’s Studio Business to the former Media Networks segment prior to the Starz separation on May 6, 2025. Following the Starz Separation, the Company and Starz will continue to be parties to certain commercial agreements and licensing of motion pictures or television programming to Starz. As a result, the impacts of licensing motion pictures or television programming to Starz following the Starz Separation are not eliminated in consolidation and are reflected in the consolidated results from continuing operations.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit: Total segment profit is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

We believe the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by our management and enables them to understand the fundamental performance of our businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company’s segments and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of our businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner as defined by our management and similarly titled measures presented by other companies may not be comparable due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities from continuing operations, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the U.S. GAAP based cash flows from operations from continuing operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the U.S. GAAP based cash flows provided by (used in) operating activities from continuing operations, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the U.S. GAAP based cash flows provided by (used in) operating activities from continuing operations and thus increase the Adjusted Free Cash Flows as compared to the U.S. GAAP based cash flows provided by (used in) operating activities from continuing operations and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the U.S. GAAP based cash flows provided by (used in) operating activities from continuing operations.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the U.S. GAAP based cash flows provided by (used in) operating activities from continuing operations and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the U.S. GAAP based cash flows provided by (used in) operating activities from continuing operations and reduce adjusted free cash flows as compared to the U.S. GAAP based cash flows provided by (used in) operating activities from continuing operations.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Adjusted Net Income (Loss) - Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders: Adjusted net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders is defined as net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, unallocated rent costs related to unutilized facilities, net gains or losses on investments and other, gain or loss on extinguishment of debt, COVID-19 related charges (benefit), settlement litigation charge, unusual gains or losses, when applicable, as described in the Adjusted OIBDA definition, and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS - Continuing Operations: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) from continuing operations attributable to Lionsgate Studios Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss) from continuing operations, similar to U.S. GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) from Continuing Operations Attributable to Lionsgate Studios Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant U.S. GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss) from continuing operations, or earnings (loss) per share from continuing operations as determined in accordance with U.S. GAAP. Reconciliations of the adjusted metrics utilized to their corresponding U.S. GAAP metrics are provided above.